Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-58463, 33-56377, 33-56373 and 333-110487) of Chevron Corporation, and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-102269, 333-72672, 333-21805, 333-21807, 333-21809, 333-26731, 333-46261, 333-105136, 333-122121, 333-02011) of Chevron Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-110487-01) of Chevron Funding Corporation and Chevron Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-110487-02) of ChevronTexaco Capital Company and Chevron Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-110487-03) of Chevron Capital U.S.A. Inc. and Chevron Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-14307) of Chevron Capital U.S.A. Inc. and Chevron Corporation of our report dated February 27, 2006, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
San Francisco, California
March 1, 2006

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